Exhibit 99.1

Chiasma Announces Planned Transition of Former CEO

•	Mark Fitzpatrick to Step Down as President and Principal Financial Officer Following the Appointment of a New Chief Financial Officer

NEEDHAM, Mass., October 1, 2020 – Chiasma, Inc. (NASDAQ: CHMA), a commercial stage biopharmaceutical company utilizing its delivery platform technology to develop and commercialize oral therapies to reduce the burden of chronic injections for people with rare diseases, as evidenced by its recent phased launch of MYCAPSSA® as the first oral therapy for treatment of acromegaly, today announced that Mark Fitzpatrick intends to step down as President and Principal Financial Officer. The company plans to initiate an executive search to identify Mr. Fitzpatrick’s successor. To ensure a smooth transition, Mr. Fitzpatrick has agreed to remain in his current position until June 30, 2021 or the company’s appointment of its next chief financial officer, if earlier.

“On behalf of the Board of Directors and the management team, I thank Mark for his significant contributions to Chiasma,” said Raj Kannan, chief executive officer at Chiasma. “Under Mark’s prior leadership as President and CEO of the Company from late 2016 until my appointment as CEO in June 2019, the company skillfully navigated its way forward from its 2016 regulatory setback to the release of positive CHIASMA OPTIMAL Phase 3 trial data for oral octreotide capsules in patients with acromegaly. Since I joined Chiasma, Mark has closely partnered with me and the organization on key initiatives, most notably the FDA approval of our new drug application for MYCAPSSA® and subsequent initial phases of our commercial launch.”

Mr. Kannan continued, “With Chiasma’s recent achievement of several major milestones and transition to a commercial stage company, the company and Mark believe the time is right to initiate this transition and identify a new chief financial officer for Chiasma. We believe Chiasma’s management team has been significantly broadened and strengthened over the past year and we are well capitalized helping to ensure what we expect will be a smooth transition with Mark.”

“For more than five years, it has been an honor for me to be a member of this talented team, and I am immensely proud of our efforts to overcome adversity, stay the course, and advance MYCAPSSA to FDA approval and availability to patients ,” said Mark Fitzpatrick. “With these significant milestones now accomplished and the human and financial capital now in place to execute our U.S. commercial launch, it is a natural time for Chiasma to welcome new financial leadership as I explore the next chapter in my career. I am confident that Chiasma is in an excellent position to deliver on the potential of MYCAPSSA, and I look forward to continue working with Raj and the leadership team over the coming months to ensure a smooth transition.”

About MYCAPSSA

INDICATION AND IMPORTANT SAFETY INFORMATION

INDICATION AND USAGE

MYCAPSSA (octreotide) delayed-release capsules, for oral use, is a somatostatin analog indicated for long-term maintenance treatment in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.

CONTRAINDICATIONS

Hypersensitivity to octreotide or any of the components of MYCAPSSA. Anaphylactoid reactions, including anaphylactic shock, have been reported in patients receiving octreotide.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS

MYCAPSSA can cause problems with the gallbladder. Monitor patients periodically. Discontinue if complications of cholelithiasis are suspected.

Blood sugar, thyroid levels, and vitamin B12 levels should be monitored and treated accordingly.

Bradycardia, arrhythmia, or conduction abnormalities may occur. Treatment with drugs that have bradycardia effects may need to be adjusted.

ADVERSE REACTIONS

The most common adverse reactions (incidence >10%) are nausea, diarrhea, headache, arthralgia, asthenia, hyperhidrosis, peripheral swelling, blood glucose increased, vomiting, abdominal discomfort, dyspepsia, sinusitis, and osteoarthritis.

DRUG INTERACTIONS

The following drugs require monitoring and possible dose adjustment when used with MYCAPSSA: cyclosporine, insulin, antidiabetic drugs, calcium channel blockers, beta blockers, lisinopril, digoxin, bromocriptine, and drugs mainly metabolized by CYP3A4. Counsel women to use an alternative non-hormonal method of contraception or a back-up method when MYCAPSSA is used with combined oral contraceptives.

Patients taking proton pump inhibitors, H2-receptor antagonists, or antacids concomitantly with MYCAPSSA may require increased dosages of MYCAPSSA.

PREGNANCY

Advise premenopausal females of the potential for an unintended pregnancy.

To report SUSPECTED ADVERSE REACTIONS, contact the product information department at 1-844-312-2462 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch

The full Prescribing Information for MYCAPSSA is available at www.MYCAPSSA.com.

About Acromegaly

Acromegaly typically develops when a benign tumor of the pituitary gland produces too much growth hormone, ultimately leading to significant health problems. Common features of acromegaly are facial changes, intense headaches, joint pain, impaired vision and enlargement of the hands, feet, tongue and internal organs. Serious health conditions associated with the progression of acromegaly include type 2 diabetes, hypertension, respiratory disorders and cardiac and cerebrovascular disease. Chiasma estimates that approximately 8,000 adult acromegaly patients are chronically treated with somatostatin analog injections in the United States.

About Chiasma

Chiasma is a commercial stage biopharmaceutical company focused on developing and commercializing oral therapies to improve the lives of patients who face challenges associated with their existing treatments for rare and serious chronic diseases. Employing its Transient Permeability Enhancer (TPE®) technology platform, Chiasma seeks to develop oral medications that are currently available only as injections. On June 26, 2020, Chiasma received FDA approval of MYCAPSSA for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. MYCAPSSA, the first and only oral somatostatin analog approved by the FDA, is available for commercial sale. Chiasma is headquartered in Needham, MA with a wholly owned subsidiary in Israel. MYCAPSSA, TPE and CHIASMA are registered trademarks of Chiasma. For more information, please visit the company’s website at www.chiasma.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the company’s transition plans for Mr. Fitzpatrick and the company’s ability to identify and hire a chief financial officer. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond the company’s control, that may cause actual events or results to differ materially from the company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could be affected by risks and uncertainties relating to a number of factors, including the impact of the management transition and our ability to recruit and retain highly skilled personnel. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Chiasma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Chiasma undertakes no duty to update this information unless required by law.

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arr@lifesciadvisors.com

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LifeSci Communications

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